Exhibit 4.4

Electro Energy Inc.

REGISTRATION RIGHTS AGREEMENT

        REGISTRATION RIGHTS AGREEMENT (this “Agreement”), made as of this 31st day of March 2006, by and between ELECTRO ENERGY INC., a Florida corporation (together with any successor entity, herein referred to as the “Company”), and the persons and entities listed on Exhibit A attached hereto (the “Purchasers”).

W I T N E S S E T H

        WHEREAS, pursuant to the Note and Warrant Purchase Agreement, dated as of March 31, 2006, between the Company and the Purchasers (the “Purchase Agreement”), the Purchasers have agreed to purchase from the Company $11,000,000 in aggregate principal amount of the Company’s 8.5% Senior Secured Convertible Notes due 2010 (the “Notes”), and have been issued Warrants (the “Warrants” and, together with the Notes, the “Securities”) to purchase up to an additional 578,947 aggregate shares of the Company’s common stock, par value $.001 per share;

        WHEREAS, the Securities will be convertible (all references in this Agreement to conversion, or corresponding or derivative words such as conversion rights, convertibility, etc., shall mean, with respect to the Warrants, exercise and its corresponding or derivative equivalents) into fully paid, non-assessable shares of common stock, par value $.001 per share, of the Company (the “Conversion Shares”), on the terms and subject to the conditions set forth in the Purchase Agreement; and

        WHEREAS, to induce the Purchasers to purchase the Securities, the Company has agreed to provide the registration rights set forth in this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.      Definitions. As used in this Agreement, the following capitalized terms are defined as follows:

               “Additional Interest”: As defined in Section 3(a) hereof.

               “Additional Interest Payment Date”: Each Interest Payment Date.

               “Affiliate”: As such term is defined in Rule 405 under the Securities Act.

               “Agreement”: This Registration Rights Agreement, as amended, modified or otherwise supplemented from time to time in accordance with the terms hereof.

               “Blue Sky Application”: As defined in Section 6(a)(i) hereof.

               “Broker-Dealer”: Any broker or dealer registered under the Exchange Act.

               “Business Day”: A day other than a Saturday or Sunday or any day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

               “Closing Date”: The date of this Agreement.

               “Commission”: U.S. Securities and Exchange Commission.

               “Company”: As defined in the preamble hereto.

               “Conversion Shares”: As defined in the preamble hereto.

               “Effectiveness Period”: As defined in Section 2(a)(iv) hereof.

               “Effectiveness Target Date”: As defined in Section 2(a)(iii) hereof.

               “Exchange Act”: Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

               “Holder”: A Person who owns, beneficially or otherwise, Transfer Restricted Securities.

               “Indemnified Holder”: As defined in Section 6(a) hereof.

               “Interest Payment Date”: As defined in the Purchase Agreement.

               “Majority of Holders”: Holders holding more than 50% in aggregate principal amount of the Notes outstanding at the time of any determination in question; provided, however, that, for purposes of this definition, a holder of Conversion Shares that constitute Transfer Restricted Securities when issued upon conversion of Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such holder) equal to the product of (x) the number of such Conversion Shares held by such holder and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with the Purchase Agreement.

               “NASD”: National Association of Securities Dealers, Inc.

               “Nasdaq”: The Nasdaq Capital Market, where the Common Stock is currently quoted.

               “Notes”: As defined in the preamble hereto.

               “Person”: An individual, partnership, corporation, unincorporated organization, limited liability company, trust, joint venture or a government or agency or political subdivision thereof.

               “Prospectus”: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

               “Purchase Agreement”: As defined in the preamble hereto.

               “Purchasers”: As defined in the preamble hereto.

               “Questionnaire”: As defined in Section 2(b) hereof.

               “Questionnaire Deadline”: As defined in Section 2(b) hereof.

               “Record Holder”: With respect to any Additional Interest Payment Date, each Person who is a Holder of Transfer Restricted Securities on the record date with respect to the Interest Payment Date on which such Additional Interest Payment Date shall occur.

               “Registration Default”: As defined in Section 3(a) hereof.

               “Sale Notice”: As defined in Section 4(d) hereof.

               “Securities”: As defined in the preamble hereto.

               “Securities Act”: Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               “Shelf Filing Deadline”: As defined in Section 2(a)(i).

               “Shelf Registration Statement”: As defined in Section 2(a)(i) hereof.

               “Suspension Notice”: As defined in Section 4(c) hereof.

               “Suspension Period”: As defined in Section 4(b)(i) hereof.

               “Transfer Restricted Securities” Each Security and each Conversion Share issued upon conversion of the Securities until the earliest to occur of:

                               (i)       the date on which such Note or such Conversion Share issued upon conversion has been effectively registered under the Securities Act and disposed of in accordance with a registration statement (including, in the case of Conversion Shares, the Shelf Registration Statement);

                               (ii)      the date on which such Note or such Conversion Share (A) has been sold or transferred pursuant to Rule 144 under the Securities Act such that the purchaser or transferee of such Note or Conversion Share is not subject to the volume limitations thereof (or of any other similar provision then in force), or (B) may be sold or transferred pursuant to Rule 144 under the Securities Act without regard to the volume limitations thereof (or of any other similar provision then in force);

                               (iii)     the date upon which such Conversion Share has been sold on Nasdaq; and

                               (iv)      the date on which such Note or such Conversion Share issued upon conversion ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

               “Underwritten Registration or Underwritten Offering”: A registration in which Conversion Shares are sold to an underwriter for reoffering to the public.

               “Warrants”: As defined in the preamble hereto.

        2.      Shelf Registration.

               (a)     The Company shall:

                               (i)       not later than 90 days after the Closing Date (the “Shelf Filing Deadline”), cause to be filed a registration statement on an appropriate form pursuant to Rule 415 (or any successor rule) under the Securities Act (together with any amendments thereto, and including any documents incorporated by reference therein if permitted by such form, the “Shelf Registration Statement”), which Shelf Registration Statement shall provide for resales of all Conversion Shares held by Holders that have provided the information required pursuant to the terms of Section 2(b) hereof, as well as shares of Common Stock issuable by the Company pursuant to Section 5(g), Section 10(f) or Section 13(b) of the Purchase Agreement (for purposes of this Agreement, the term “Conversion Shares” shall be deemed to include such additional issuable shares of Common Stock);

                               (ii)      use its commercially reasonable efforts to cause the Shelf Registration Statement to be filed in advance of the Shelf Filing Deadline;

                               (iii)     use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable after the date it is first filed with the Commission, but in no event later than 180 days after the Closing Date (the “Effectiveness Target Date”); and

                               (iv)     use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that: (A) it is available for resales by the Holders of Conversion Shares entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act, in each case, for a period (the “Effectiveness Period”) that will terminate upon the earliest of (x) when all of the Transfer Restricted Securities may be sold or transferred pursuant to Rule 144 under the Securities Act (or any other similar provision then in force) within a three-month period, (y) when all Conversion Shares registered under the Shelf Registration Statement have been sold in accordance with it or otherwise cease to be Transfer Restricted Securities in accordance with this Agreement and (z) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

               (b)     To have its Conversion Shares included in the Shelf Registration Statement pursuant to this Agreement, each Holder shall complete the Selling Securityholder Notice and Questionnaire, the form of which is contained in Exhibit B to this Agreement (the “Questionnaire”). For the avoidance of doubt, the Company is under no obligation to register the resale of any Securities, regardless of whether they constitute Transfer Restricted Securities. The Company shall mail the Questionnaire to each Holder not less than 10 Business Days (but not more than 60 Business Days) prior to the time the Company intends in good faith to have the Shelf Registration Statement declared effective by the Commission. Holders are required to complete and deliver the Questionnaire to the Company prior to or on the 20th Business Day after the date of a written request therefor by the Company (which request shall include a copy of the Questionnaire) (such deadline, the “Questionnaire Deadline”). Holders that do not complete and deliver the Questionnaire will not be named as selling securityholders in the Prospectus. Prior to such time, each Holder may complete the Questionnaire and deliver it to the Company prior to such request and, as a result, shall be entitled to have its Conversion Shares included in the initial Shelf Registration Statement filed with the Commission. In addition, upon receipt of written request for additional information from the Company, each Holder who intends to be named as a selling securityholder in the Shelf Registration Statement shall furnish to the Company in writing, within 20 Business Days after such Holder’s receipt of such request, such additional information regarding such Holder and the proposed distribution by such Holder of its Conversion Shares, in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities law, as the Company may reasonably request. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in this paragraph regarding their obligation to provide the information requested pursuant to this Section. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such Holder not materially misleading. Upon receipt of a completed Questionnaire after the Questionnaire Deadline, the Company will as promptly as practicable, but in any event within 10 Business Days of receipt, file any amendments or supplements to the Shelf Registration Statement to allow such Holder to be named as a selling Holder in the Prospectus included therein; provided, however, that the Company shall not be obligated to file (i) more than one such pre-effective amendment or supplement for all Holders during any fiscal quarter and (ii) more than one post-effective amendment for all Holders during any semi-annual period; and provided, further, in all such cases involving supplements or amendments (whether pre-effective or post-effective), the Company shall only be obligated to make a filing when the product of (x) the number of Conversion Shares to be included in such amendment or supplement and (y) the prevailing conversion price, such prevailing conversion price as determined in accordance with the Purchase Agreement, is more than $1.0 million.

        3.       Additional Interest.

               (a)     The Company and the Purchasers agree that the Holders of Transfer Restricted Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if:

                               (i)       except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is not filed with the Commission prior to or on the Shelf Filing Deadline;

                               (ii)      except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                               (iii)     except as provided in Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without such disability being cured within ten Business Days by an effective post-effective amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure; or

                               (iv)     (A) prior to or on the 30th or 45th day, as may be permitted under Section 4(b), of any Suspension Period (as such term is defined herein), such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 60 days in any 360-day period,

(each such event referred to in foregoing clauses (i) through (iv), a “Registration Default”), the Company hereby agrees to pay additional interest (“Additional Interest”) with respect to the Notes that are Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing during the period during which a Registration Default shall have occurred and be continuing, at the rate of an additional 1.0% of the principal amount of such Notes per month, provided that in no event shall Additional Interest accrue at a rate per year exceeding 5.0% of the principal amount of such Notes.

        No Additional Interest shall be payable on any Notes that have been converted into Conversion Shares or that are not Transfer Restricted Securities. A Holder will not be entitled to Additional Interest unless it has provided all information requested by the Questionnaire prior to the deadline specified therein. Following the cure of all Registration Defaults relating to any particular Notes, the accrual of Additional Interest with respect to such Notes shall cease.

               (b)     Any amounts of Additional Interest due pursuant to clause (a) of this Section 3 will be payable in cash semi-annually in arrears on each Additional Interest Payment Date, commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date with respect to Notes that are Transfer Restricted Securities. All accrued Additional Interest shall be paid by the Company to Record Holders of Notes that are Transfer Restricted Securities on each Additional Interest Payment Date by wire transfer of immediately available funds or by federal bank check. The Company agrees to deliver all notices, certificates and other documents contemplated by the Purchase Agreement in connection with the payment of Additional Interest.

        All obligations of the Company set forth in this Section 3 that are outstanding with respect to any Note that is a Transfer Restricted Security at the time such Note ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full; provided, however, that Additional Interest shall cease to accrue on the day such Note ceases to be a Transfer Restricted Security.

        The Additional Interest set forth above shall be the exclusive remedy available to the Holders of Transfer Restricted Securities for such Registration Default.

        4.       Registration Procedures.

               (a)     In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 4(b) hereof and shall use its reasonable best efforts to effect such registration to permit the sale of the Conversion Shares being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall expeditiously prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

               (b)     In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Conversion Shares, the Company shall:

                               (i)       Subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for the resale of Conversion Shares during the Effectiveness Period, the Company shall file promptly an appropriate amendment to the Shelf Registration Statement, a supplement to the Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its best efforts to cause any such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding anything to the contrary contained herein, the Company may delay the filing or declaration of effectiveness, and/or suspend the effectiveness, of the Shelf Registration Statement by written notice to the Holders for a period (each such period, a “Suspension Period”) not to exceed an aggregate of 30 days in any 90-day period, and not to exceed an aggregate of 60 days in any 360-day period, if:

(x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(y) the Company reasonably determines that the disclosure of such event at such time would be seriously detrimental to the Company or its business;

provided, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company’s ability to consummate such transaction, the Company may extend a Suspension Period from 30 days to 45 days during any 90-day period.

                               (ii)      Notify in writing each selling Holder of the effectiveness of the Shelf Registration Statement and prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                               (iii)     Advise the underwriter(s), if any, and selling Holders promptly (but in any event within two Business Days) and, if requested by such Persons, to confirm such advice in writing:

(A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

(B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Conversion Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,

(D) of a pending proceeding against the Company under Section 8A of the Securities Act in connection with the offering of the Securities and the Conversion Shares, or

(E) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. Each Holder of Securities or Conversion Shares, by accepting the same, agrees to hold any communication from the Company pursuant to this Section 4(b)(iii) in confidence.

If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Conversion Shares under state securities or “blue sky” laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to the each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                               (iv)       Furnish to each selling Holder and to each of the underwriter(s), if any, and their respective counsel, if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such selling Holders, underwriter(s) and counsel for a period of at least five Business Days, and the Company will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which a selling Holder of Conversion Shares covered by the Shelf Registration Statement or the selling Holders, underwriter(s), if any, shall reasonably object within five Business Days after the receipt thereof. The Company shall also furnish to each of the underwriter(s), if any, and their respective counsel, if any, before filing with the Commission, if reasonably practicable, or otherwise promptly after filing with the Commission, copies of any amendments to the Shelf Registration Statement or supplements to the Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), and make the Company’s representatives available for discussion of such amendments or supplements and make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the selling Holders, underwriter(s), if any, or their respective counsel, if any, may reasonably request subject to the provisos contained in the last sentence of Section 2(b) hereof. An objection by a selling Holder or an underwriter or by counsel to a selling Holder or an underwriter shall be deemed to be a reasonable objection to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, would contain a material misstatement or omission.

                               (v)        Make available at reasonable times for inspection by one or more representatives of the selling Holders designated in writing by a Majority of Holders whose Conversion Shares are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Company’s officers, directors, managers, employees and independent accountants to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, provided, however, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof; and provided, further, that in no event shall the Company be required to furnish any material nonpublic information pursuant to this subsection (v).

                               (vi)       If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (A) information relating to the “Plan of Distribution” of the Conversion Shares, (B) information with respect to the number of Conversion Shares being sold, (C) the purchase price being paid therefor and (D) any other terms of the offering of the Conversion Shares to be sold in such offering; provided, however, that with respect to any information requested for inclusion by a selling Holder, this clause (vi) shall apply only to such information that relates to the Conversion Shares to be sold by such selling Holder; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such prospectus supplement or post-effective amendment.

                               (vii)       Furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                               (viii)      Deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Conversion Shares covered by the Prospectus or any amendment or supplement thereto.

                               (ix)        If an underwriting agreement is entered into in connection with the registration, the Company shall:

(A) upon request, furnish to each selling Holder and each underwriter, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling security holders, upon the date of closing of any sale of Conversion Shares in an Underwritten Registration:

(1) opinions, each dated the date of such closing, of counsel to the Company covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities; and

(2) customary comfort letters, dated the date of such closing, from the Company’s independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

(B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

                               (x)         Before any public offering of Conversion Shares, use its best efforts to register or qualify the Conversion Shares under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Conversion Shares covered by the Shelf Registration Statement; provided, however, that the Company shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                               (xi)        Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Conversion Shares to be sold and not bearing any restrictive legends (unless required by applicable securities laws) and enable such Conversion Shares to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Conversion Shares.

                               (xii)       Use its best efforts to cause the Conversion Shares covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Conversion Shares.

                               (xiii)      Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Conversion Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

                               (xiv)       Provide a transfer agent and registrar for all such Conversion Shares not later than the effective date of the Shelf Registration Statement.

                               (xv)        Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as a Majority of Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Conversion Shares (including effecting a stock split or combination of shares).

                               (xvi)       Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation that is required to be retained in accordance with the rules and regulations of the NASD.

                               (xvii)      Otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements of the Exchange Act.

                               (xviii)     Cause all Conversion Shares covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed or quoted.

                               (xix)       Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act during the Effectiveness Period.

                               (xx)        If reasonably requested by the underwriter(s), make appropriate officers of the Company reasonably available to the underwriter(s) for meetings with prospective purchasers of the Conversion Shares and prepare and present to potential investors customary “road show” or marketing material in a manner consistent with other new issuances of other securities similar to the Conversion Shares.

                               (xxi)       File each Shelf Registration Statement and Prospectus required to be filed in accordance with this Agreement and any amendments and/or supplements thereto electronically on EDGAR.

               (c)   Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a “Suspension Notice”) from the Company of the existence of any fact of the kind described in Section 4(b)(1)(x) or Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Conversion Shares pursuant to the Shelf Registration Statement until:

                               (i)         such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                               (ii)        such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Conversion Shares that was current at the time of receipt of such notice of suspension.

               (d)     If a Holder is identified in the Shelf Registration Statement as an “underwriter” (any such Holder, an “Identified Holder”), then at the request of such Identified Holder the Company shall furnish to such Identified Holder, on the date of the effectiveness of the Shelf Registration Statement and thereafter from time to time on such dates as such Identified Holder may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Identified Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of the Shelf Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to such Identified Holder. Notwithstanding anything herein to the contrary, no Holder shall be designated as an “underwriter” by the Company in the Shelf Registration Statement without the consent of such Holder unless otherwise required by law. In connection with the due diligence efforts of any Identified Holder, the Company shall make available for inspection during business hours and upon reasonable advance request by (i) any Identified Holder, (ii) counsel for the holders of majority of the Transfer Restricted Securities held by all Identified Holders and (iii) one firm of accountants or other agents retained by the Identified Holders (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree in writing to hold in strict confidence and shall not make any disclosure (except to a Identified Holder) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Shelf Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Holder) shall be deemed to limit the Holders’ ability to sell Transfer Restricted Securities in a manner that is otherwise consistent with applicable laws and regulations.

        5.       Registration Expenses.

               (a)     All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                               (i)       all registration and filing fees and expenses (including filings made by any Holders with the NASD);

                               (ii)      all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

                               (iii)     all expenses of printing (including printing of Prospectuses and certificates for Conversion Shares to be issued upon conversion of the Securities), and delivery services;

                               (iv)      all fees and disbursements of counsel to the Company and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                               (v)       all application and filing fees in connection with listing (or authorizing for quotation) the Conversion Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof;

                               (vi)      all fees and disbursements of underwriters, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case excluding discounts and commissions);

                               (vii)     all fees and disbursements of custodians; and

                               (viii)    all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit or quarterly review, the expense of any liability insurance and the fees and expenses of any Person, including special experts, retained by the Company.

               (b)     In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Company shall reimburse the Holders of Conversion Shares being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (including local counsel), which shall be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared. The Company shall not be required to pay any underwriting discount, commission or similar fee related to the sale of any securities.

        6.       Indemnification and Contribution.

               (a)     The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s officers, directors, members, agents, partners and employees and each person, if any, who controls such Holder within the meaning of the Securities Act (each, an “Indemnified Holder”), from and against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability, expense, or action relating to resales of the Conversion Shares), together with reasonable costs and expenses (including reasonable attorney’s fees) to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability, expense or action arises out of, or is based upon:

                               (i)       any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Company (or based upon written information furnished by or on behalf of the Company expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Conversion Shares under the securities law of any state or other jurisdiction (such application or document being hereinafter called a “Blue Sky Application”); or

                               (ii)      the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall promptly reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, expense or action arises out of, or is based upon, (A) any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application or other document referred to in Section 6(a)(i) hereof in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein or (B) the failure by the Holder or Indemnified Holder to deliver to any purchaser of its Conversion Shares the Prospectus and any supplement or amendment thereto after the Company has furnished such Holder or Indemnified Holder with a sufficient number of copies of the same. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Indemnified Holder.

               (b)     Each Holder, severally and not jointly, shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, each other Holder, their respective officers, directors, agents and employees and each person, if any, who controls the Company or such other Holder within the meaning of the Securities Act, from and against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof, to which the Company, such other Holder or any such officer, director, agent, employee or controlling person may become subject, insofar as any such loss, claim, damage, liability, expense or action arises out of, or is based upon:

                               (i)       any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application or other document referred to in Section 6(a)(i) hereof; or

                               (ii)      the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information prepared and furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein, and shall reimburse the Company and any such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Company or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense or action as such expenses are incurred, provided that the obligation to indemnify will be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds receive by such Holder from the sale of Conversion Shares pursuant to Shelf Registration Statement.

               (c)     Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 6 except to the extent the indemifying party has been prejudiced by such failure. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that a Majority of Holders shall have the right to employ a single counsel to represent jointly a Majority of Holders and their respective directors, officers, members, agents, partners, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by a Majority of Holders against the Company under this Section 6; and provided, further, that if a Majority of Holders shall have reasonably concluded that there may be one or more legal defenses available to them and their respective officers, employees and controlling persons that are different from or additional to those available to the Company and its officers, directors, employees and controlling persons, the fees and expenses of such single separate counsel, which counsel’s fees and expenses shall be paid for by the indemnifying party. No indemnifying party shall:

                               (i)       without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                               (ii)      be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

               (d)     If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage, liability or expense (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof):

                               (i)       in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holders on the other, or

                               (ii)      if the allocation provided by clause (6)(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause 6(d)(i) but also the relative benefits received by the Company from the offering and sale of the Conversion Shares on the one hand and a Holder with respect to the sale by such Holder of the Conversion Shares on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Purchase Agreement (before deducting expenses) received by the Company, on the one hand, bear to the total proceeds received by such Holder (before deducting expenses) with respect to its sale of Conversion Shares on the other. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the selling Holders were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability or expense, or action in respect thereof, referred to above in this Section 6 shall be deemed to include, for purposes of this Section 6 and subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which net proceeds received by such Holder from the sale of Conversion Shares covered by the Shelf Registration Statement exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute as provided in this Section 6(d) are several and not joint.

        7.       Participation in Underwritten Registrations.

        No Holder may participate in any Underwritten Registration hereunder unless such Holder:

               (a)     agrees to sell such Holder’s Conversion Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

               (b)     completes and executes all reasonable and customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements, provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

        8.       Selection of Underwriters.

        The Holders of Conversion Shares covered by the Shelf Registration Statement who desire to do so may sell such Conversion Shares in an Underwritten Offering. In any such Underwritten Offering, the investment banking firm or firms and manager or managers that will administer the offering will be selected by a Majority of Holders whose Conversion Shares are included in such offering; provided, that such investment banking firms must be reasonably satisfactory to the Company.

        9.       Miscellaneous.

               (a)    Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 2 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b)    Adjustments Affecting Transfer Restricted Securities. The Company shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders of Transfer Restricted Securities to include Conversion Shares in a registration undertaken pursuant to this Agreement.

               (c)    No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Conversion Shares. The Company has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

               (d)    Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Company has obtained the written consent of a Majority of Holders.

               (e)    Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                               (i)       if to a Holder, at the address set forth on the records Company of or the transfer agent of the Conversion Shares, as the case may be; and

                               (ii)      if to the Company:

Electro Energy Inc. 30 Shelter Rock Road Danbury, Connecticut 06810 Tel: (203) 797-2699 Fax: (203) 797-2697 Attn: Mr. Martin G. Klein, Chairman and Chief Executive Officer

                                         With a copy to:

Greenberg Traurig, LLP MetLife Building 200 Park Avenue, 15th Floor New York, New York 10166 Tel: (212) 801-9200 Fax: (212) 801-6400 Attn: Spencer G. Feldman, Esq.

        All such notices and communications shall be deemed to have been duly given at: the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

               (f)    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and agreed in writing to be bound by the terms of this Agreement and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

               (g)    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

               (h)    Securities Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

               (i)    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (j)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               (k)    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (l)    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ELECTRO ENERGY INC.

By:	/s/ Martin G. Klein

Name: Martin G. Klein
Title: Chairman and Chief Executive Officer

[Purchaser Signature Page Follows]

Investor Signature Page

Registration Rights Agreement – Electro Energy Inc.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

_________________
[Name of Purchaser]

By: ___________________________________
Name: _________________________________
Title: __________________________________